    As filed with the Securities and Exchange Commission on November 7, 1995
                                                Registration No. 33-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          -------------------------

                                    FORM S-8

            Registration Statement Under the Securities Act of 1933


                            ATRIX LABORATORIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                                           84-1043826
  -------------------------------                          --------------------
  (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                           Identification No.)




            2579 Midpoint Drive
          Fort Collins, Colorado                                    80525
 --------------------------------------------                    -----------
  (Address of principal executive offices)                        (Zip Code)


                            ATRIX LABORATORIES, INC.
                         NONQUALIFIED STOCK OPTION PLAN
                         ------------------------------
                            (Full title of the plan)

                John E. Urheim
   Vice Chairman and Chief Executive Officer
             Atrix Laboratories, Inc.
              2579 Midpoint Drive
         Fort Collins, Colorado 80525                     (970) 482-5868
------------------------------------------------   -----------------------------
  (Name and address of agent for service)          (Telephone number, including
                                                      area code, of agent for
                                                              service)


                                   Copies to:
                             Warren L. Troupe, Esq.
                                   Kutak Rock
                          717 17th Street, Suite 2900
                            Denver, Colorado  80202

                        CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                           Proposed               Proposed
                                                            maximum               maximum
            Title of                  Amount               offering              aggregate             Amount of
          securities to                to be                 price                offering           registration
          be registered             registered           per share(1)             price(1)                fee
-------------------------------------------------------------------------------------------------------------------------
     Common Stock,
       $.01 par value  . .        100,000 Shares             $5.50                $550,000              $189.65
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock on November 6, 1995.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents, previously filed with the Securities and Exchange Commission by Atrix Laboratories, Inc. (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference.

                 (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

                 (b)      Quarterly Report on Form 10-Q dated March 31, 1995;

                 (c)      Quarterly Report on Form 10-Q dated June 30, 1995;

                 (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed January 12, 1990 (File No.: 33-11483);

                 (e)      Current Report on Form 8-K dated January 23, 1995;

                 (f)      Current Report on Form 8-K dated April 28, 1995;

                 (g)      Current Report on Form 8-K dated September 27, 1995;

                 (h)      Current Report on Form 8-K dated October 11, 1995;
         and

                 (i) Report by Issuer of Securities quoted in NASDAQ Interdealer Quotation System on Form 10-C filed with the Securities and Exchange Commission on October 2, 1995.

         Each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Not Applicable.

Item 5.  Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The General Corporation Law of the State of Delaware permits a Delaware corporation to indemnify its officers or directors under certain circumstances. Such statute provides that, in actions in which the corporation is not a party, a corporation may indemnify its officers of directors for losses incurred by them if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In actions in which the corporation is a party, the statute provides the same standard but prohibits indemnification if the director or officer is adjudged liable to the corporation.

         The Registrant has implemented such indemnification provisions in its Certificate of Incorporation which provides that officers and directors shall be entitled to be indemnified by the corporation to the fullest extent permitted by law against expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred in connection with any action, suit or proceeding by reason of the fact that he is or was an officer or director of the Registrant.

Item 7.  Not Applicable.

Item 8.  Exhibits

         The following is a complete list of Exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
Number                   Description
------                   -----------
4.01             Form of Common Stock Certificate(1)

5.01             Opinion and Consent of Kutak Rock*

23.01 Consent of Counsel is contained in Opinion of Counsel filed as exhibit 5.01

23.02            Consent of Deloitte & Touche LLP*

24.01 Powers of Attorney included at page S-2 of this Registration Statement are incorporated herein by reference.

-----------------

(*)      Filed herewith.

(1) Filed with the Registrant's Registration Statement on Form S-1 (File No. 33-34882) and incorporated herein by reference.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

                 (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)      To include any prospectus required
                           by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                                  (ii)     To reflect in the prospectus any
                           facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                  (iii)    To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on October 31, 1995.

                                          ATRIX LABORATORIES, INC.


                                          By:  /s/ John E. Urheim
                                               ---------------------------------
                                               John E. Urheim, Vice Chairman,
                                               Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Urheim, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                       Signature                               Title                            Date
                       ---------                               -----                            ----
           /s/ William C. O'Neil, Jr.           Chairman of the Board of Directors        October 31, 1995
           ----------------------------------
           William C. O'Neil, Jr.



           /s/ John E. Urheim                   Vice Chairman and Chief Executive         October 31, 1995
           ----------------------------------   Officer
           John E. Urheim



           /s/ Dr. G. Lee Southard              President, Chief Scientific Officer       October 31, 1995
           ----------------------------------   and Director
           Dr. G. Lee Southard



           /s/ Kimberly A. Marks                Corporate Controller, Assistant           October 31, 1995
           ----------------------------------   Secretary and Assistant Treasurer
           Kimberly A. Marks

           /s/ David R. Bethune                 Director                                  October 31, 1995
           ----------------------------------
           David R. Bethune



           /s/ Dr. Walter D. Cohen              Director                                  October 31, 1995
           ----------------------------------
           Dr. Walter D. Cohen



           /s/ Dr. Jere E. Goyan                Director                                  October 31, 1995
           ----------------------------------
           Dr. Jere E. Goyan



           /s/ Dr. R. Bruce Merrifield          Director                                  October 31, 1995
           ----------------------------------
           Dr. R. Bruce Merrifield



           /s/ C. Rodney O'Connor               Director                                  October 31, 1995
           ----------------------------------
           C. Rodney O'Connor

                                EXHIBIT INDEX

Exhibit
Number                      Description                                 Page
------                      -----------                                 ----
4.01             Form of Common Stock Certificate(1)

5.01             Opinion and Consent of Kutak Rock*

23.01 Consent of Counsel is contained in Opinion of Counsel filed as exhibit 5.01

23.02            Consent of Deloitte & Touche LLP*

24.01 Powers of Attorney included at page S-2 of this Registration Statement are incorporated herein by reference.

-----------------

(*)      Filed herewith.

(1) Filed with the Registrant's Registration Statement on Form S-1 (File No. 33-34882) and incorporated herein by reference.